Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-192005) and Registration Statements on Form S-8 (Nos. 333-181667, 333-153397, 333-151272, 333-121125, 333-101225, and 333-85366) of MEDNAX, Inc. and its subsidiaries of our report dated February 9, 2015 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

February 9, 2015